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Exhibit 99.1


                         MINUTES OF A SPECIAL MEETING OF
                                 THE DIRECTOR OF
                            FUSA CAPITAL CORPORATION






        The Directors of the above-named corporation, a Nevada corporation, held a Special Meeting telephonically of the Board of Directors as follows;


                  TIME:            9:00 A.M.

                  DATE-            February 22, 2005


     There were present and participating at the meeting: Jenifer Osterwalder and Alexander Khersonski, the Directors and Warren J. Soloski, attorney for the corporation.

     Jenifer Osterwalder acted as Chairman of the meeting and Warren J. Soloski acted as Secretary of the meeting.

     The Chairman announced that one purpose of the meeting was to authorize a merger of the Corporation. The Chairman noted that the merger with FUSA Technology Investments Corp. will provide significant revenue to the Corporation. On motion duly made, seconded and unanimously carried, the following resolutions were adopted.

     RESOLVED, that this Corporation acquire 100% of the shares of FUSA Technology Investments Corp. for 9,000,000 shares of this Corporation.

     FURTHER RESOLVED, that Jenifer Osterwalder execute all necessary documents to accomplish the merger as set forth above.

     There being no further business to come before the meeting, on motion duly made and unanimously carried, the meeting was adjourned.


                      /s/ Warren J. Soloski
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                      Warren J. Soloski, Secretary



ATTEST:

/s/ Jenifer Osterwalder
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Jenifer Osterwalder, Chairman